                                                                    Exhibit 11.1
                               NOVADEL PHARMA INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                       NINE MONTHS ENDED
                                                        APRIL 30, 2003
                                                      -----------------------

                                                             BASIC
                                                      -----------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                               14,731,391
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                            --
                                                      -----------------------
     TOTAL                                                        14,731,391

NET INCOME (LOSS)                                                     (4,354)
                                                      -----------------------

EARNINGS PER SHARE                                                      (.30)
                                                      -----------------------

                                                       NINE MONTHS ENDED
                                                        APRIL 30, 2002
                                                      -----------------------

                                                             BASIC
                                                      -----------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                               10,332,959
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                            --
                                                      -----------------------
     TOTAL                                                        10,332,959

NET INCOME (LOSS)                                                     (2,588)
                                                      -----------------------

EARNINGS PER SHARE                                                      (.25)
                                                      -----------------------

(1) NO POTENTIAL SHARES FROM STOCK PERFORMANCE PLANS HAVE BEEN PRESENTED, AS THEIR EFFECT WOULD BE ANTI-DILUTIVE

                                                                    EXHIBIT 11.1

                               NOVADEL PHARMA INC.
                (Formerly Flemington Pharmaceutical Corporation)

                         EARNINGS PER SHARE COMPUTATION



                                                              YEAR ENDED
                                                             JULY 31, 2002
                                                        ---------------------

                                                                 BASIC
                                                        ---------------------

Weighted average shares outstanding                           11,361,000
Dilutive effect of stock performance plans (1)                        --
                                                        ---------------------
     Total                                                    11,361,000

Net Income (loss)                                             (4,290,000)
                                                        ---------------------

Earnings per share
                                                        ---------------------


                                                              YEAR ENDED
                                                             JULY 31, 2001
                                                        ---------------------

                                                                 BASIC
                                                        ---------------------
Weighted average shares outstanding                            6,326,000
Dilutive effect of stock performance plans (1)                        --
                                                        ---------------------
     Total                                                     6,326,000

Net Income (loss)                                             (1,109,000)
                                                        ---------------------

Earnings per share                                                  (.18)
                                                        ---------------------




(1) Since the company has reported a loss for each period, no potential shares from stock performance plans have been presented, as their effect would be anti-dilutive.